Exhibit 99.1

ITC Holdings Reports Increased First Quarter 2014 Results

Highlights

•              First quarter 2014 operating earnings of $0.44 per diluted common share; first quarter 2014 reported earnings of $0.43 per diluted common share

•              Capital investments of $200.4 million for the three months ended March 31, 2014

•              Reaffirmed 2014 operating earnings per share guidance of $1.83 to $1.90 per diluted share and capital expenditure guidance of $730 to $840 million

	Three months ended
	March 31,
(in thousands, except per share data)	2014	2013
OPERATING REVENUES	$258,603	$217,304
REPORTED NET INCOME	$69,136	$50,190
OPERATING EARNINGS	$69,767	$58,798
REPORTED DILUTED EPS(1)	$0.43	$0.32
OPERATING DILUTED EPS(1)	$0.44	$0.37

(1)         Per share data reflects three-for-one stock split effective February 28, 2014

NOVI, Mich., May 1, 2014 - ITC Holdings Corp. (NYSE: ITC) announced today its results for the quarter ended March 31, 2014.  Reported net income for the period, measured in accordance with Generally Accepted Accounting Principles (GAAP), was $69.1 million, or $0.43 per diluted common share, compared to $50.2 million, or $0.32 per diluted common share, for the first quarter of 2013.

Operating earnings for the first quarter were $69.8 million, or $0.44 per diluted common share, compared to operating earnings of $58.8 million, or $0.37 per diluted common share for the first quarter of 2013.  Operating earnings are non-GAAP measures that exclude the impact of after-tax expenses associated the Entergy Corporation transaction of approximately $0.6 million, or $0.01 per diluted common share, and $8.5 million, or $0.05 per diluted common share, for the first quarter of 2014 and 2013, respectively.  In addition, operating earnings for both the first quarter of 2014 and 2013 exclude approximately $0.1 million associated with certain acquisition accounting adjustments for ITC Midwest, ITCTransmission and METC resulting from the FERC audit order on ITC Midwest issued in May 2012.

Operating earnings for the first quarter of 2014 increased by $11.0 million, or $0.07 per diluted common share, compared with the same period last year.  The increase was largely attributable to higher income associated with increased rate base at our operating companies.

ITC invested $200.4 million in capital projects at its operating companies during the three months ended March 31, 2014, including $72.8 million at ITCTransmission, $41.8 million at METC, $50.4 million at ITC Midwest and $35.4 million at ITC Great Plains.

“We had very solid performance in the first quarter of 2014 despite the challenging weather conditions that impacted much of our operating region,” said Joseph L. Welch, chairman, president and CEO of ITC. “I am very pleased with how our systems performed during the severe winter weather that we experienced this year, which reflects one of the important benefits of investing in a robust and resilient transmission system.  Importantly, we also made good progress with respect to our annual capital investment plan during the quarter and are on track to achieve our overall objectives for the year.”

EPS and Capital Expenditure Guidance

For 2014, ITC is reaffirming its full year operating earnings per share guidance in the range of $1.83 to $1.90.  ITC is also reaffirming its 2014 capital guidance of $730 to $840 million, which includes $250 to $285 million for ITCTransmission, $130 to $150 million for METC, $255 to $290 million for ITC Midwest and $95 to $115 million for ITC Great Plains, respectively.

First Quarter 2014 Operating Earnings Financial Results Detail

ITC’s operating revenues for the first quarter of 2014 increased to $258.6 million compared to $217.3 million for the first quarter of 2013. This increase was primarily due to higher revenue requirements attributable to higher rate base at our regulated operating subsidiaries, as well as an increase in regional cost sharing revenues resulting from additional capital projects being placed in-service that have been identified by the Midcontinent  ISO (MISO) as eligible for regional cost sharing.

Operation and maintenance (O&M) expenses of $24.9 million were consistent with the same period in 2013.

General and administrative (G&A) expenses of $27.0 million were $3.1 million higher compared to the same period in 2013.  Amounts reported for the first quarter 2014 and 2013 exclude $1.0 million and $11.0 million, respectively, of pre-tax expenses related to the Entergy transaction. The increase in G&A expenses was primarily due to higher compensation-related expenses resulting from personnel additions and increases in other professional fees associated with information technology and engineering services.

Depreciation and amortization expenses of $31.4 million increased by $2.9 million compared to the same period in 2013 due to a higher depreciable asset base resulting from property, plant and equipment additions.

Taxes other than income taxes of $21.2 million were $4.5 million higher than the same period in 2013. This increase was due to 2013 capital additions at our regulated operating subsidiaries, which are included in the tax base for 2014 personal property tax calculations.

Interest expense of $45.2 million increased by $6.4 million compared to the same period in 2013. Amounts reported for the first quarter 2014 and 2013 exclude $0.1 million and $0.3 million respectively, of pre-tax expenses related to the adjustments to operating earnings. The increase was due primarily to higher borrowing levels to finance capital investments.

The effective income tax rate for the first quarter of 2014 was 38.3 percent compared to 36.8 percent for the same period last year.  Amounts reported for the first quarter of 2014 and 2013 exclude approximately $0.4 million and $2.7 million, respectively, associated with adjustments to operating earnings.

First Quarter Conference Call and Webcast

Joseph L. Welch, chairman, president and CEO and Cameron M. Bready, executive vice president and CFO will discuss the first quarter results in a conference call at 11 a.m. Eastern on Thursday, May 1, 2014. Individuals wishing to participate in the conference call may dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode.  A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page.  The conference call replay, available through May 6, 2014, and can be accessed by dialing 855-859-2056 (toll free) or 404-537-3406, passcode 30786383. The webcast will be archived on the ITC website.

Other Available Information

More detail about first quarter 2014 results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Paper copies can also be made available by contacting us through our website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website at www.itc-holdings.com. (ITC-itc-F)

GAAP v. Non-GAAP Measures

ITC’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission.  ITC’s management believes the company’s operating earnings, or GAAP earnings adjusted for specific items as described in the release, provide a more meaningful representation of the company’s fundamental earnings power.  However, such measures should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our Form 10-Q filed with the Securities and Exchange Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong.  Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	March 31,
(In thousands, except per share data)	2014	2013
OPERATING REVENUES	$258,603	$217,304
OPERATING EXPENSES
Operation and maintenance	24,861	24,513
General and administrative	27,962	34,926
Depreciation and amortization	31,378	28,486
Taxes other than income taxes	21,193	16,670
Other operating (income) and expenses — net	(232)	(172)
Total operating expenses	105,162	104,423
OPERATING INCOME	153,441	112,881
OTHER EXPENSES (INCOME)
Interest expense — net	45,309	39,063
Allowance for equity funds used during construction	(5,012)	(8,733)
Other income	(161)	(236)
Other expense	1,333	1,037
Total other expenses (income)	41,469	31,131
INCOME BEFORE INCOME TAXES	111,972	81,750
INCOME TAX PROVISION	42,836	31,560
NET INCOME	$69,136	$50,190
Basic earnings per common share	$0.44	$0.32
Reported diluted earnings per common share	$0.43	$0.32
Operating diluted earnings per common share	$0.44	$0.37
Dividends declared per common share	$0.1425	$0.1258

RECONCILIATION OF REPORTED NET INCOME (GAAP) TO OPERATING EARNINGS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2014	2013
Reported net income	$69,136	$50,190
Pre-tax Entergy transaction related expenses	979	11,230
Pre-tax liability for audit related refunds	106	103
Income taxes on adjustments	(454)	(2,725)
Operating earnings	$69,767	$58,798

RECONCILIATION OF REPORTED DILUTED EPS (GAAP) TO OPERATING DILUTED EPS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2014	2013
Reported diluted EPS	$0.43	$0.32
Pre-tax Entergy transaction related expenses	0.01	0.07
Pre-tax liability for audit related refunds	—	—
Income taxes on adjustments	—	(0.02)
Operating diluted EPS	$0.44	$0.37

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31,	December 31,
(in thousands, except share data)	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$13,970	$34,275
Accounts receivable	103,064	89,348
Inventory	30,211	31,986
Deferred income taxes	18,198	17,225
Regulatory assets — revenue accruals, including accrued interest	5,522	6,334
Prepaid and other current assets	16,895	12,370
Total current assets	187,860	191,538
Property, plant and equipment (net of accumulated depreciation and amortization of $1,329,908 and $1,330,094, respectively)	5,006,545	4,846,526
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $22,435 and $21,616, respectively)	49,251	49,328
Other regulatory assets	182,673	179,068
Deferred financing fees (net of accumulated amortization of $14,071 and $15,261, respectively)	26,623	25,585
Other	43,412	40,035
Total other assets	1,252,122	1,244,179
TOTAL ASSETS	$6,446,527	$6,282,243
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$118,098	$111,145
Accrued payroll	10,878	21,930
Accrued interest	28,970	53,049
Accrued taxes	28,151	29,805
Regulatory liabilities — revenue deferrals, including accrued interest	34,152	33,120
Refundable deposits from generators for transmission network upgrades	20,539	23,283
Debt maturing within one year	200,000	200,000
Other	20,490	27,047
Total current liabilities	461,278	499,379
Accrued pension and postretirement liabilities	55,840	53,704
Deferred income taxes	593,640	562,938
Regulatory liabilities — revenue deferrals, including accrued interest	33,498	36,447
Regulatory liabilities — accrued asset removal costs	67,071	67,571
Refundable deposits from generators for transmission network upgrades	4,884	19,328
Other	17,601	17,032
Long-term debt	3,545,524	3,412,112
STOCKHOLDERS’ EQUITY
Common stock, without par value, 300,000,000 shares authorized, 157,631,854 and 157,500,795 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,021,055	1,014,435
Retained earnings	639,653	592,970
Accumulated other comprehensive income	6,483	6,327
Total stockholders’ equity	1,667,191	1,613,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,446,527	$6,282,243

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

	Three months ended
	March 31,
(in thousands)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$69,136	$50,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	31,378	28,486
Recognition, refund and collection of revenue accruals and deferrals — including accrued interest	(5,139)	(11,857)
Deferred income tax expense	28,243	21,329
Allowance for equity funds used during construction	(5,012)	(8,733)
Other	3,841	3,992
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(11,555)	(4,341)
Inventory	1,775	265
Prepaid and other current assets	(4,525)	10,857
Accounts payable	(23,339)	(5,193)
Accrued payroll	(8,011)	(7,040)
Accrued interest	(24,079)	14
Accrued taxes	(1,653)	(4,896)
Other current liabilities	(7,299)	(839)
Other non-current assets and liabilities, net	1,954	(266)
Net cash provided by operating activities	45,715	71,968
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(159,145)	(214,111)
Other	128	(103)
Net cash used in investing activities	(159,017)	(214,214)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit agreements	488,000	369,500
Borrowings under term loan credit agreements	110,000	250,000
Repayments of revolving credit agreements	(464,700)	(406,000)
Issuance of common stock	2,906	2,632
Dividends on common and restricted stock	(22,453)	(19,733)
Refundable deposits from generators for transmission network upgrades	4,967	8,058
Repayment of refundable deposits from generators for transmission network upgrades	(22,155)	(20,325)
Other	(3,568)	(491)
Net cash provided by financing activities	92,997	183,641
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,305)	41,395
CASH AND CASH EQUIVALENTS — Beginning of period	34,275	26,187
CASH AND CASH EQUIVALENTS — End of period	$13,970	$67,582